EXHIBIT 1
                                                                       ---------

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of the Series A Common Stock, $0.01 par value per share, of Telecommunication Systems, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 11, 2004

                                     GE CAPITAL EQUITY INVESTMENTS, INC.



                                     By:  /s/ Frank Ertl
                                        ----------------------------------------
                                         Name:   Frank Ertl
                                         Title:  Senior Vice President, Chief
                                                 Financial Officer and Treasurer


                                     GENERAL ELECTRIC CAPITAL CORPORATION



                                     By:  /s/ Frank Ertl
                                        ----------------------------------------
                                         Name:  Frank Ertl
                                         Title: Dept. Operations Manager


                                     GENERAL ELECTRIC CAPITAL SERVICES, INC.



                                     By: /s/ Frank Ertl
                                        ----------------------------------------
                                          Name:   Frank Ertl
                                          Title:  Attorney-in-fact


                                     GENERAL ELECTRIC COMPANY



                                     By:  /s/ Frank Ertl
                                        ----------------------------------------
                                         Name:  Frank Ertl
                                         Title: Attorney-in-fact